EXHIBIT 10.1


                        INDEPENDENT CONSULTANT AGREEMENT

         This Independent Consultant Agreement is entered into between People's Liberation, Inc. (the "Company"), and the party or parties listed below as of the date specified below. The agreement among the parties consists of the two
(2) pages hereof, the Terms and Conditions attached hereto, the Attachments listed below, if any, and all addenda and change orders executed by the parties hereto after the date of this Agreement (collectively referred to as the "Agreement"). ANY TERMS OR CONDITIONS APPEARING ON CONSULTANT'S PURCHASE ORDER, INVOICE OR ACKNOWLEDGMENT OR IN ANY OTHER WRITING RECEIVED FROM CONSULTANT WHICH ARE DIFFERENT FROM OR IN ADDITION TO THE TERMS AND CONDITIONS CONTAINED HEREIN ARE NULL AND VOID AND SHALL HAVE NO FORCE OR EFFECT WHATSOEVER.

Date:                     Effective as of April 1, 2009 (the "Effective Date")

Parties:   Consultant:    Innovatine Brand Solutions LLC, DBA Whitespeed

           Address:


[X] If Consultant is a corporation, firm or other entity and the Services are only to be performed by a specified individual, check this box and name the person below:

           Person:        Susan White

           Address:


           Capacity:


Project: (If Consultant is retained in connection with a specific Company project, identify the project below):

         Consultant is retained to perform the Services described below in connection with that certain Letter Agreement dated December 16, 2008 by and among Charlotte Russe Holding, Inc. and its wholly-owned subsidiary, Charlotte Russe Merchandising, Inc. (collectively "Charlotte Russe") and the Company and the Company's wholly-owned subsidiary, Versatile Entertainment, Inc. ("Versatile"), pursuant to which Versatile agreed to exclusively sell to Charlotte Russe People's Liberation branded apparel, apparel accessories, eyewear, jewelry, watches, cosmetics and fragrances, and to provide Charlotte Russe with marketing and branding support for People's Liberation branded apparel and apparel accessories (the "Letter Agreement").

Services:

o Marketing and branding support for People's Liberation branded apparel and apparel accessories in connection with the Project.

Term of Engagement:

o 12 Months from the Effective Date, terminating on April 1, 2010. The Agreement may be renewed only upon an agreement in writing between the Company and Consultant.

Company Representative:

o        Colin Dyne - CEO


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Materials: (List Materials, if any, to be delivered pursuant to this Agreement and the time for delivery):

o        To Be Determined

Compensation:

o        $10,000 per month, payable on the 15th day of each month.

o This Agreement contains the entire contract between the parties hereto with regard to any and all compensation payable, or alleged to be payable, by the Company and/or any of its affiliates to Consultant or any of its affiliates relating to the Company's negotiation, execution and performance of the Letter Agreement, and by Consultant's acceptance of the first payment hereunder, Consultant acknowledges and agrees that Consultant is not entitled to any other compensation whatsoever for any services performed in connection with the Company's negotiation, execution and performance of the Letter Agreement.

Expense and Cost Caps:

         Maximum Expenses:   $100
                             ----

         Maximum Cost:       $100
                             ----

Insurance:      (Check  box  if  Consultant  is  required  to  maintain  general liability and comprehensive automobile liability insurance):

                [ -- ]

Attachments:    The following attachments constitute part of this Agreement:

[_]      Delivery of Materials

[_]      Penalty

[_]      Other


         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date specified above intending to be bound thereby.

                                   PEOPLE'S LIBERATION, INC.

                                   By:      /s/ Colin Dyne
                                            ------------------------------------

                                   Its:     CEO
                                            ------------------------------------

                                   CONSULTANT
                                   (If a Corporation)

                                   By:      /s/ Susan White
                                            ------------------------------------

                                   Its:     CEO/President
                                            ------------------------------------

                                   ---------------------------------------------
                                   (Taxpayer Identification Number)


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                            PEOPLE'S LIBERATION, INC.
                               PROJECT CONSULTING
                              TERMS AND CONDITIONS

1. THE SERVICES People's Liberation, Inc., or one or more of its subsidiary, related or affiliated companies (hereinafter collectively the "Company") hereby engages Consultant to render the services (the "Services") which Company may require in connection with the Company project (the "Project") identified in the Agreement to which these Terms and Conditions are attached (the "Attached Agreement"). In connection therewith, Consultant shall report to, and perform the Services under the supervision of the representative of Company identified on the face hereof (the "Company Representative"), shall provide such reports of the type and at the frequency reasonably requested by the Company Representative during the term of its engagement, and shall deliver to the Company Representative those materials (the "Materials"), if any, specifically referred to on the Attached Agreement at the times identified thereon or as otherwise reasonably requested by the Company Representative. Consultant's services hereunder shall be non-exclusive, but on a first priority, in person basis, during the term of Consultant's engagement.

2.      COMPENSATION AND REIMBURSEMENT

        a. All compensation set forth on the Attached Agreement is conditioned upon Consultant's complete performance of its material obligations hereunder including, but not limited to, the delivery of any Materials specified in the Attached Agreement. Such compensation shall be deemed full compensation for the Services, all equipment supplied by Consultant and all rights granted to Company hereunder. It is expressly understood that should Company for any reason whatsoever fail to make a payment required hereunder, then Company shall not be deemed in default hereunder unless and until following such failure Consultant shall have given written notice demanding such payment and Company shall have failed to make such payment within 30 days of Company's receipt of such notice.

        b. Company's liability for Consultant's expenses shall not exceed the amount set forth under the caption "Maximum Expenses" on the Attached Agreement, and Company's total liability for fees plus expenses shall not exceed the amount set forth under the caption "Maximum Cost" on the Attached Agreement.

        c. Reimbursement of expenses shall be limited to such rights of reimbursement (if any) which are expressly set forth on the Attached Agreement. Unless otherwise provided thereon, no expense shall be reimbursed unless approved in advance by the Company Representative, which shall be in writing with respect to all expenses in excess of $100.00. Company's obligation to reimburse Consultant's expenses (if any) and shall be conditioned upon Company's receipt of satisfactory original documentation that Consultant incurred the expenses in connection with performing the Services. Documentation shall be in accordance with the Company's expense policies, as from time to time in effect and provided to Consultant.

        d. Consultant's fee shall include and Consultant shall be responsible for the payment of all federal, state and local taxes of any kind which are attributable to the compensation it receives.

3. CONFIDENTIAL RELATIONSHIP. Company may from time to time communicate to Consultant certain information to enable Consultant effectively to perform the Services. Consultant shall treat all such information as confidential, whether or not so identified, and shall not disclose any part thereof without the prior written consent of Company. Consultant shall limit the use and circulation of such information, even within Consultant's own organization, to the extent necessary to perform the Services. The foregoing obligation of this Paragraph 3, however, shall not apply to any part of the information that (i) has been disclosed in publicly available sources of information, (ii) is, through no fault of Consultant, hereafter disclosed in publicly available sources of information, (iii) is now in the possession of Consultant without any obligation of confidentiality, or (iv) has been or is hereafter rightfully disclosed to Consultant by a third party, but only to the extent that the use or disclosure thereof has been or is rightfully authorized by that third party. Consultant shall not disclose any reports, recommendations, conclusions or other results of the Services without the prior written consent of Company. In its performance hereunder, Consultant shall comply with all legal obligations it may now or hereafter have respecting the information or other property of any other person, firm, or corporation.


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


4. PROPRIETARY RIGHTS The results and proceeds of Consultant's Services hereunder, together with all ideas, designs, drawings, preliminary work, drafts, revisions, versions, polishing, refinements, all copyrights, trademarks, patents and other intellectual property and all other tangible expressions thereof of whatever kind or nature, including without limitation, software, computer programs and the like (hereinafter collectively referred to as "the Work") shall be deemed a work-made-for hire specially ordered or commissioned by Company. Company shall be deemed the author of the Work and shall own all right, title, and interest throughout the universe in perpetuity in and to said Work, including without limitation the copyrights, patents, or trademarks and other intellectual property therein and all renewals or extensions thereof, and the right to use, adapt and change said Work and to prepare derivative works therefrom. In addition, Company shall have the right, throughout the world and in perpetuity, to use and reproduce, and license others to use and reproduce, Consultant's name, likeness and biographical data relating to Consultant in connection with the Project and the advertising or exploitation thereof. Should the Work or any part thereof ever be deemed not a work made for hire, Consultant hereby assigns to Company in perpetuity throughout the universe, all right, title, and interest, including without limitation all copyrights, patents and trademarks and all renewals and extensions thereof, all rights under worldwide copyright or trademark laws or treaties, in and to the Work and all components thereof whether heretofore or hereafter created. Consultant waives all rights of "droit moral" or "moral rights of authors or creators" and/or any similar rights or principles of law which the Consultant may now or hereafter have in the Work. Company shall have exclusive access in perpetuity to any materials derived from the Services performed hereunder. All employees and subcontractors of Consultant performing Services hereunder (if any) shall assign to Company the same rights to their results and proceeds as are set forth in this section. Company is not obligated to use the Services of Consultant or to use the results or proceeds of Consultant's Services in any manner whatsoever.

5. TERM Unless otherwise expressly set forth on the Attached Agreement, the term of Consultant's engagement shall commence on the date of this Agreement and shall continue until completion of all of the Services to be rendered by Consultant which Company may require. Company may in its sole discretion terminate this Agreement in whole or in part at any time and for any reason by written notice to Consultant. In the event of termination or upon expiration of this Agreement, Consultant shall return to Company any and all equipment, documents, or materials, and all copies made thereof which Consultant received from Company for the purposes of this Agreement. If Company elects to terminate this Agreement for any reason other than Consultant's default, Company shall pay to Consultant any and all sums which are due and payable up to the date of termination and shall reimburse Consultant for expenses incurred in accordance with the terms and conditions of this Agreement through the date of such termination. Company shall have no other obligation hereunder from and after the date of termination. Termination for any reason shall not affect the rights granted to Company by Consultant hereunder.

6. CONSULTANT'S WARRANTIES. Consultant warrants that it is free to enter into this Agreement and will not do or permit any act which will interfere with or derogate from the full performance of Consultant's Services or the exercise of Company' rights granted herein. Consultant further represents that with respect to any Materials supplied by Consultant hereunder, such Materials shall be Consultant's (or Consultant's employees) original creation (except for material in the public domain and/or material furnished by or included at Company's direction); such Materials do not and will not infringe upon, or violate the rights of any kind, including any copyright, patent, trade mark, trade secret of any person or defame or violate any right of privacy of any person; and such Materials are not the subject of any litigation or claim that might give rights to litigation. Consultant further represents and warrants that (i) material furnished will be new, merchantable, free from defects in design, material and workmanship and will conform to and perform in accordance with all specifications drawings and samples; and (ii) all Services will be performed by Consultant using its best efforts, and shall further be performed in a first class, professional manner. Consultant represents and warrants that if Consultant is a corporation, firm or other entity, (i) Consultant is in good standing under the laws of the state of its incorporation and is qualified to do business in the State in which the Services are to be provided; (ii) Consultant has a written contract with the person or persons performing the Services on behalf of Consultant entitling Consultant to furnish such person's or persons' services pursuant to the provisions hereof, (iii) Consultant is not now and will not during the full term hereof be in breach of or in default under said contract with such person or persons, and (iv) Consultant will fully discharge all of its obligations to the person or persons performing the


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


        Services. Further, if Consultant is a corporation, firm or other entity and if Consultant or its successors should be dissolved or should otherwise cease to exist, or for any reason should fail, refuse, or neglect to perform, observe or comply with the terms, covenants, and conditions of this Agreement the person or persons who are to perform the Services hereunder shall at Company's election be deemed to be engaged directly by Company for the balance of the term of Consultant's engagement hereunder upon the terms, covenants and conditions set forth herein.

7. INDEPENDENT CONTRACTOR; DAMAGES; THIRD PARTY AGREEMENTS; TAXES. Consultant is and shall be deemed to be an independent contractor of Company and nothing contained herein shall be deemed to constitute a partnership between or a joint venture by the parties hereto, or constitute either party the employee or agent of the other. Company shall not be responsible for any damage to or loss of any equipment belonging to Consultant which may occur in the course of the performance of the Services. Consultant acknowledges that nothing in this Agreement gives Consultant the right to bind or commit Company to any agreements with any third parties. This Agreement is not for the benefit of any third party and shall not be deemed to give any right or remedy to any such party whether referred to herein or not. Furthermore, Consultant warrants and represents that Consultant is solely liable for and shall pay all applicable federal, state and/or local taxes on all amounts earned pursuant to this Agreement. Consultant further agrees to indemnify, defend (with counsel acceptable to Company) and hold harmless Company, and its licensees, employees, agents, successors and assigns from and against any and all liability (including attorneys' fees) which it or they may incur regarding the payment of taxes for Consultant's services. Consultant will indemnify and hold Company, its licensees, employees, agents, successors and assigns from and against any and all claims, actions, losses, damages and expenses (including attorneys' fees) arising out of or caused by a breach or threatened breach of any of Consultant's representations, warranties, undertakings or agreements hereunder.

8. CONSULTANT'S EMPLOYEES OR OBLIGATIONS. If Consultant is a corporation, firm or other entity, Consultant shall discharge all obligations of an employer to its employees providing Services hereunder including, but not limited to, the payment to its employees of not less than minimum compensation under any applicable law, guild or union agreement, the payment of pension, health and welfare contributions required under any applicable guild or union agreement, the withholding and reporting of contributions, insurance deductions and applicable taxes required by law, including payroll taxes and unemployment insurance and providing workers compensation insurance.

9. COVENANT NOT TO SOLICIT. Consultant covenants and agrees that during the term of this Agreement and for one year thereafter, Consultant shall not hire, solicit or cause to be solicited for employment by Consultant or by any third party any person who is as of the date of such solicitation or who was within the 12-month period prior to the date of such solicitation an employee of Company or any subsidiary or affiliate of Company.

10. USE OF NAME; TRADEMARKS. Consultant shall have no right to use Company's names, trademarks, tradenames, or logos other than as required in connection with the performance of the Services without the prior express written consent of Company. Consultant is not and in no way shall hold itself out as an agent or employee of Company.

11. TOOLS AND EQUIPMENT. Unless otherwise specifically provided in this Agreement, Consultant shall provide all labor, tools, materials, software, computer hardware and equipment (the "tools") for performance of this Agreement. Should Consultant actually use any tools owned or rented by Company or its customers or affiliates, Consultant acknowledges that Consultant accepts the tools as is, where is, that neither Company, its customers or its affiliates has responsibility for the condition or state of repair of the tools and that Consultant shall have risk of loss and damage to such tools. Consultant agrees not to remove the tools from Company's or its customers' or affiliates' premises and to return the tools to Company or its customer or affiliate upon completion of use, or at such earlier time as Company may request, in the same condition as when received by Consultant, reasonable wear and tear excepted.


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12.     WORK DONE BY OTHERS.  If any part of the Services is dependent upon work done by others, Consultant shall inspect and promptly report to Company's Representative any defect that renders such other work unsuitable for Consultant's proper performance. Consultant's silence shall constitute approval of such other work as fit, proper and suitable for Consultant's performance of the Services.

13. NOTICES. All notices and billings shall be in writing and sent to the addresses of the parties set forth on the Attached Agreement.

14.     GENERAL

        a. CONSULTANT'S INSURANCE. If the parties have checked the box denoted "Insurance" on the Attached Agreement, Consultant shall maintain such comprehensive general liability and comprehensive automobile liability insurance with a combined single limit for bodily injury and property damage of at least one million dollars. Consultant shall provide Company with copies of the policies evidencing such insurance.

        b. INJUNCTIVE RELIEF. Consultant agrees that in the event of any breach by Consultant of any of the covenants and agreements set forth in this Agreement, including, without limitation, the covenants and agreements set forth in Paragraphs 3, 4, 9 and 11 hereof, Company would encounter extreme difficulty in attempting to prove the actual amount of damages suffered by it as a result of such breach and would not have adequate remedy at law in such event. Consultant therefore agrees that, in addition to any other remedy available at law or in equity, in the event of such breach, Company shall be entitled to seek and receive specific performance and temporary, preliminary and permanent injunctive relief from violation of any of said covenants and agreements from any court of competent jurisdiction without necessity of proving the amount of any actual damage to Company resulting from such breach.

        c. ATTORNEYS' FEES. The prevailing party in any litigation instituted under this Agreement shall, in addition to other remedies, be entitled to be reimbursed by the other party for all expenses of such litigation, including reasonable attorneys' fees.

        d. NOTIFICATION OF SUBSEQUENT EMPLOYER OR CLIENT. Company may, without notifying Consultant, notify any subsequent employer or Client of Consultant of the rights and obligations of Consultant under this Agreement.

        e. INSPECTION OF PROPERTY. Consultant acknowledges and agrees that any property situated on Company's premises, including disks and other storage devices, filing cabinets or other work areas, is subject to inspection by Company personnel at any time without notice.

        f. TIME IS OF THE ESSENCE. Time is of the essence in the performance by Consultant of each of Consultants obligations under this Agreement.

        g. GENERAL. This Agreement contemplates the performance of professional services by Consultant and may not be delegated or assigned by Consultant in any manner. The benefits hereunder with respect to the rights of Company may be assigned by Company. The provisions of this Agreement shall be construed in accordance with the laws of the State of California as applied to residents of that State entering into contracts to be performed solely within such state. If any provision of this
                Agreement is or becomes or is deemed invalid, illegal or unenforceable in any jurisdiction such provision shall be deemed amended to conform to the applicable laws of such jurisdiction so as to be valid and enforceable or, if it cannot be so amended without materially altering the intention of the parties, it will be stricken, but the validity, legality and enforceability of such provision shall not in any way be affected or impaired thereby in any other jurisdiction and the remainder of this Agreement shall remain in full force and effect. Waiver by either of the parties of any breach of any provision of this Agreement shall not operate or be construed as a waiver of any prior or subsequent breach of the same or any other provision hereof. The obligations of Consultant hereunder shall survive the termination of this Agreement regardless of the reason or cause for such termination. Consultant shall execute such documents and do such other acts and deeds as may be reasonably required by Company or its assignees or licensees to further evidence or effectuate Company's rights hereunder. If Consultant fails to do so, Company may execute such documents as
                Consultant's   attorney  in  fact,  which  appointment  will  be


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


                irrevocable and coupled with an interest. This instrument contains the entire contract between the parties hereto with regard to the subject matter hereof and supersedes any other agreements, representations or understandings (whether oral or written and whether express or implied) that relate to the subject matter hereof, including, without limitation, any and all prior compensation arrangements between the Company and/or any of its affiliates and Consultant relating to the Company's negotiation and entry into the Letter Agreement (as defined in the Attached Agreement).


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